Rubrik Reports Third Quarter Fiscal Year 2026 Financial Results
•Results exceeded all guided metrics
•Third quarter subscription ARR grew 34% year-over-year to $1.35 billion
•Third quarter revenue grew 48% year-over-year to $350.2 million
•2,638 customers with $100K or more in subscription ARR, up 27% year-over-year
Palo Alto, California, December 4, 2025 – Rubrik, Inc. (NYSE: RBRK), the Security and AI Operations company, today announced financial results for the third quarter of fiscal year 2026, ended October 31, 2025.
"Rubrik had another exceptional quarter, with record net new subscription ARR and free cash flow generation. As the AI transformation unfolds, organizations worldwide are turning to Rubrik to ensure their businesses remain secure and AI ready. Looking ahead, we are committed to leading and pioneering new advancements at the intersection of data protection, cyber resilience, and enterprise AI acceleration,” said Bipul Sinha, Rubrik’s Chief Executive Officer, Chairman, and Co-Founder.
Commenting on the company’s financial results, Kiran Choudary, Rubrik’s Chief Financial Officer, added, “Q3 was another strong quarter where we exceeded the high end of all of our key performance metrics with 34% year-over-year growth in subscription ARR and over $76 million in free cash flow. We are pleased to raise our outlook for fiscal 2026 and are looking forward to a strong finish to the year.”
Third Quarter Fiscal 2026 Financial Highlights
•Subscription Annual Recurring Revenue (ARR): Subscription ARR was up 34% year-over-year, growing to $1.35 billion as of October 31, 2025.
•Revenue: Subscription revenue was $336.4 million, a 52% increase compared to $221.5 million in the third quarter of fiscal 2025. Total revenue was $350.2 million, a 48% increase compared to $236.2 million in the third quarter of fiscal 2025.
•Gross Margin: GAAP gross margin was 80.5%, compared to 76.2% in the third quarter of fiscal 2025. This includes $4.8 million in stock-based compensation expense, compared to $6.0 million in the third quarter of fiscal 2025. Non-GAAP gross margin was 82.8%, compared to 79.2% in the third quarter of fiscal 2025.
•Subscription ARR Contribution Margin: Subscription ARR contribution margin was 10.3% compared to (3.3)% in the third quarter of fiscal 2025, reflecting the strong net new subscription ARR in the quarter and an improvement in operating leverage in the business.
•Net Loss per Share: GAAP net loss per share was $(0.32), compared to $(0.71) in the third quarter of fiscal 2025. GAAP net loss includes $82.5 million in stock-based compensation expense, compared to $92.5 million in the third quarter of fiscal 2025. Non-GAAP net income per share, diluted, was $0.10, compared to non-GAAP net loss per share, diluted, of $(0.21) in the third quarter of fiscal 2025.
•Cash Flow from Operations: Cash flow from operations was $85.5 million, compared to $23.1 million in the third quarter of fiscal 2025. Free cash flow was $76.9 million, compared to $15.6 million in the third quarter of fiscal 2025.
•Cash, Cash Equivalents, and Short-Term Investments: Cash, cash equivalents, and short-term investments were $1.60 billion as of October 31, 2025.
Recent Business Highlights
•As of October 31, 2025, Rubrik had 2,638 customers with Subscription ARR of $100,000 or more, up 27% year-over-year.
•Launched Rubrik Agent Cloud to manage risk and accelerate Enterprise AI Agent adoption. Rubrik Agent Cloud is designed to monitor and audit agentic actions, enforce real-time guardrails for agentic changes, fine-tune agents for accuracy and undo agent mistakes.
•Introduced Rubrik Okta Recovery, a solution for automated, immutable backups and granular recovery of Okta Identity Provider (IdP) environments. This extends Rubrik's existing identity recovery capabilities for Active Directory and Entra ID, providing protection for all three IdPs.

•Expanded our partnership with CrowdStrike to enhance identity security. Rubrik Identity Resilience now integrates with CrowdStrike Falcon® Next-Gen Identity Security, allowing customers to reverse malicious identity changes and restore identity providers. This integration provides a complete solution for detecting, adapting to, and reversing identity-based threats, ensuring continued operations in the face of cyberattacks.
•Partnered with Cognizant to deliver Business Resilience-as-a-Service (BRaaS), a flexible subscription model for rapid cyber incident and ransomware recovery. This offering integrates Rubrik's AI-driven cyber resilience with Cognizant's expertise, shifting clients from reactive recovery to proactive business continuity against expanding AI threats.
•Named a leader in the IDC MarketScape: Worldwide Cyber-Recovery 2025 Vendor Assessment1. Rubrik was recognized for strengths in extensive threat detection capabilities, DSPM and identity resilience, ransomware response services included and deep ecosystem integration.
Fourth Quarter and Fiscal Year 2026 Outlook
Rubrik is providing the following guidance for the fourth quarter of fiscal year 2026 and the full fiscal year 2026:
•Fourth Quarter Fiscal 2026 Outlook:
▪Revenue of $341 million to $343 million.
▪Non-GAAP subscription ARR contribution margin of approximately 9%.
▪Non-GAAP net loss per share of $(0.12) to $(0.10).
▪Weighted-average shares outstanding of approximately 201 million.
•Full Year 2026 Outlook:
▪Subscription ARR between $1,439 million and $1,443 million.
▪Revenue of $1,280 million to $1,282 million.
▪Non-GAAP subscription ARR contribution margin of approximately 9%.
▪Non-GAAP net loss per share of $(0.20) to $(0.16).
▪Weighted-average shares outstanding of approximately 197 million.
▪Free cash flow of $194 million to $202 million.
Additional information on Rubrik’s reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Rubrik’s results computed in accordance with GAAP. For example, stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of Rubrik’s Class A common stock, and Rubrik’s future hiring and retention needs, all of which are difficult to predict and subject to constant change.
Reports Referenced
1.IDC MarketScape: Worldwide Cyber-Recovery 2025 Vendor Assessment (doc #US52040125, September 2025)
Conference Call Information
Rubrik will host a conference call to discuss results for the third quarter of fiscal year 2026, as well as its financial outlook for the fourth quarter of fiscal year 2026 and full fiscal year 2026 today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. Open to the public, analysts and investors may access the webcast, results press release, and investor presentation on Rubrik’s investor relations website at https://ir.rubrik.com. A replay of the webcast will also be accessible from Rubrik’s investor relations website a few hours after the conclusion of the live event.
Rubrik uses its investor relations website and may use certain social media accounts including X (formerly Twitter) (@rubrikInc and @bipulsinha) and LinkedIn (www.linkedin.com/company/rubrik-inc and www.linkedin.com/in/bipulsinha) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release and the related conference call contain express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Rubrik’s financial outlook for the fourth quarter of fiscal year 2026 and full fiscal year 2026, Rubrik’s market position, market opportunities, and growth strategy, product initiatives, go-to-market motions and market trends. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “outlook,” “guidance,” or the negative of these terms, where applicable, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond Rubrik’s control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. Risks include but are not limited to Rubrik’s limited operating history, the growth rate of the market in which Rubrik competes, Rubrik’s ability to effectively manage and sustain its growth, Rubrik’s ability to introduce new products on top of its platform, Rubrik’s ability to compete with existing competitors and new market entrants, Rubrik’s ability to expand internationally, its ability to utilize AI successfully in its current and future products, and Rubrik’s ability to successfully integrate acquisitions into its business and operations. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission, including in our Quarterly Report on Form 10-Q for the quarter ended October 31, 2025. Forward-looking statements speak only as of the date the statements are made and are based on information available to Rubrik at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Rubrik assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Rubrik has provided in this press release financial information that has not been prepared in accordance with GAAP. Rubrik uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Rubrik’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Rubrik’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Rubrik’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Free Cash Flow and Free Cash Flow Margin. Rubrik defines free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Rubrik believes free cash flow is a helpful indicator of liquidity that provides information to management and investors about the amount of cash generated or used by Rubrik’s operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in Rubrik’s business and strengthening its financial position. One limitation of free cash flow is that it does not reflect Rubrik’s future contractual commitments. Additionally, free cash flow is not a substitute for cash provided by (used in) operating activities and the utility of free cash flow as a measure of Rubrik’s liquidity is further limited as it does not represent the total increase or decrease in Rubrik’s cash balance for a given period. Free cash flow margin is calculated as free cash flow divided by total revenue.
Non-GAAP Subscription Cost of Revenue. Rubrik defines non-GAAP subscription cost of revenue as subscription cost of revenue, adjusted for amortization of acquired intangibles, stock-based compensation expense, stock-based compensation from amortization of capitalized internal-use software, and other non-recurring items.
Non-GAAP Operating Expenses (Research and Development, Sales and Marketing, General and Administrative). Rubrik defines non-GAAP operating expenses as operating expenses (research and development, sales and marketing, general and administrative), adjusted for, as applicable, stock-based compensation expense, and other non-recurring items.
Non-GAAP Gross Profit, Non-GAAP Operating Income (Loss), and Non-GAAP Net Income (Loss). Rubrik defines non-GAAP gross profit, non-GAAP operating income (loss), and non-GAAP net income (loss) as the respective GAAP measure, excluding, as applicable, the effect of amortization of acquired intangibles, stock-based compensation expense, stock-based compensation from amortization of capitalized internal-use software, amortization of debt issuance costs, other non-recurring items, and the related income tax effect of these adjustments.

Non-GAAP Gross Margin. Rubrik defines non-GAAP gross margin as non-GAAP gross profit as a percentage of total revenue.
Non-GAAP Net Income (Loss) Per Share, Basic and Diluted. Rubrik defines non-GAAP net income (loss) per share, basic as non-GAAP net income (loss) divided by the weighted-average number of shares of common stock outstanding during the period. Our non-GAAP net income per share, diluted is defined as non-GAAP net income divided by the non-GAAP weighted-average number of diluted shares outstanding, which includes (a) the effect of all potentially dilutive common stock equivalents (stock options, restricted stock units, restricted stocks, employee stock purchase rights under our 2024 Employee Stock Purchase Plan), and (b) the potential dilutive effect of the shares issuable upon conversion of our convertible senior notes using the if-converted method.
Subscription Annual Recurring Revenue (“ARR”) Contribution Margin. Rubrik defines Subscription ARR Contribution Margin as Subscription ARR contribution divided by Subscription ARR at the end of the period. Rubrik defines Subscription ARR Contribution as Subscription ARR at the end of the period less: (i) non-GAAP subscription cost of revenue and (ii) non-GAAP operating expenses for the prior 12-month period ending on that date. Rubrik believes that Subscription ARR Contribution Margin is a helpful indicator of operating leverage. One limitation of Subscription ARR Contribution Margin is that the factors that impact Subscription ARR will vary from those that impact subscription revenue and, as such, may not provide an accurate indication of Rubrik’s actual or future GAAP results. Additionally, the historical expenses in this calculation may not accurately reflect the costs associated with future commitments.
Key Business Metrics
Subscription ARR. Rubrik calculates Subscription ARR as the annualized value of our active subscriptions as of the measurement date, based on our customers’ total contract value, and assuming any contract that expires during the next 12 months is renewed on existing terms. Subscriptions include offerings for our RSC platform and related data security SaaS solutions, term-based licenses for our RSC-Private platform and related products, prior sales of CDM sold as a subscription term-based license with associated support and related SaaS products, and standalone sales of our SaaS subscription products like Anomaly Detection and Sensitive Data Monitoring.
Cloud ARR. Rubrik calculates Cloud ARR as the annualized value of our active cloud-based subscriptions as of the measurement date, based on our customers’ total contract value, and assuming any contract that expires during the next 12 months is renewed on existing terms. Our cloud-based subscriptions include RSC and RSC-Government (excluding RSC-Private). Cloud ARR also includes SaaS subscription products like Anomaly Detection and Sensitive Data Monitoring, which are sold standalone or with prior sales of term-based license offerings of CDM.
Average Subscription Dollar-Based Net Retention Rate. Rubrik calculates Average Subscription Dollar-Based Net Retention Rate by first identifying subscription customers (“Prior Period Subscription Customers”) which were subscription customers at the end of a particular quarter (the “Prior Period”). Rubrik then calculates the Subscription ARR from these Prior Period Subscription Customers at the end of the same quarter of the subsequent year (the “Current Period”). This calculation captures upsells, contraction, and attrition since the Prior Period. Rubrik then divides total Current Period Subscription ARR by the total Prior Period Subscription ARR for Prior Period Subscription Customers. Rubrik’s Average Subscription Dollar-Based Net Retention Rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.
Customers with $100K or More in Subscription ARR. Customers with $100K or more in Subscription ARR represent the number of customers that contributed $100,000 or more in Subscription ARR as of period end.
About Rubrik
Rubrik (NYSE: RBRK), the Security and AI Operations Company, leads at the intersection of data protection, cyber resilience, and enterprise AI acceleration. Rubrik Security Cloud delivers complete cyber resilience by securing, monitoring, and recovering data, identities, and workloads across clouds. Rubrik Agent Cloud accelerates trusted AI agent deployments at scale by monitoring and auditing agentic actions, enforcing real-time guardrails, fine-tuning for accuracy and undoing agentic mistakes.

Investor Relations Contact
Melissa Franchi
VP, Head of Investor Relations, Rubrik
781.367.0733
IR@rubrik.com

Public Relations Contact
Jessica Moore
VP, Global Communications, Rubrik
415.244.6565
jessica.moore@rubrik.com

Rubrik, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Revenue
Subscription	$336,390	$221,511	$899,008	$585,021
Maintenance	1,508	4,342	5,798	15,027
Other	12,268	10,325	33,701	28,396
Total revenue	350,166	236,178	938,507	628,444

Cost of revenue
Subscription	59,842	46,486	167,778	166,006
Maintenance	187	824	983	5,473
Other	8,108	8,836	23,418	35,814
Total cost of revenue	68,137	56,146	192,179	207,293

Gross profit	282,029	180,032	746,328	421,151
Operating expenses
Research and development	97,581	80,050	271,503	451,657
Sales and marketing	193,151	158,907	545,129	706,163
General and administrative	66,780	65,862	192,733	281,248
Total operating expenses	357,512	304,819	1,009,365	1,439,068

Loss from operations	(75,483)	(124,787)	(263,037)	(1,017,917)
Interest income	16,591	7,468	36,480	17,688
Interest expense	(1,080)	(10,310)	(16,134)	(31,179)
Loss on debt extinguishment	—	—	(6,653)	—
Other income (expense), net	(965)	(1,333)	(6,515)	(3,406)
Loss before income taxes	(60,937)	(128,962)	(255,859)	(1,034,814)
Income tax expense	2,892	1,948	6,003	5,117
Net loss	$(63,829)	$(130,910)	$(261,862)	$(1,039,931)
Net loss per share, basic and diluted	$(0.32)	$(0.71)	$(1.34)	$(7.27)
Weighted-average shares used in computing net loss per share, basic and diluted	198,379	183,590	195,001	142,985

Rubrik, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	October 31,	January 31,
	2025	2025
Assets
Current assets
Cash and cash equivalents	$307,100	$186,331
Short-term investments	1,295,907	518,813
Accounts receivable, net of allowances	219,687	177,627
Deferred commissions	100,820	91,919
Prepaid expenses and other current assets	143,183	102,951
Total current assets	2,066,697	1,077,641
Property and equipment, net	66,989	53,194
Deferred commissions, noncurrent	133,624	132,465
Goodwill	199,606	100,343
Other assets, noncurrent	81,739	59,331
Total assets	$2,548,655	$1,422,974
Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$11,857	$10,439
Accrued expenses and other current liabilities	182,820	162,602
Deferred revenue	968,167	777,135
Total current liabilities	1,162,844	950,176
Deferred revenue, noncurrent	718,380	642,370
Other liabilities, noncurrent	62,213	61,821
Convertible senior notes, net	1,129,627	—
Debt, noncurrent	—	322,341
Total liabilities	3,073,064	1,976,708

Stockholders’ deficit
Preferred stock	—	—
Class A common stock	4	3
Class B common stock	1	2
Additional paid-in capital	2,574,825	2,291,829
Accumulated other comprehensive loss	(44)	(8,235)
Accumulated deficit	(3,099,195)	(2,837,333)
Total stockholders’ deficit	(524,409)	(553,734)
Total liabilities and stockholders’ deficit	$2,548,655	$1,422,974

Rubrik, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended October 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(261,862)	$(1,039,931)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	26,423	21,542
Stock-based compensation	244,464	827,875
Amortization of deferred commissions	79,344	66,372
Non-cash interest	—	29,127
Loss on debt extinguishment	6,653	—
Deferred income taxes	2,591	1,527
Other	(1,462)	(4,670)
Changes in operating assets and liabilities:
Accounts receivable	(42,700)	(14,312)
Deferred commissions	(89,404)	(90,428)
Prepaid expenses and other assets	(59,748)	(14,291)
Accounts payable	1,387	3,888
Accrued expenses and other liabilities	17,135	950
Deferred revenue	267,042	176,982
Net cash provided by (used in) operating activities	189,863	(35,369)
Cash flows from investing activities:
Purchases of property and equipment	(11,087)	(11,296)
Capitalized internal-use software	(11,004)	(6,902)
Purchases of investments	(1,289,391)	(641,292)
Sale of investments	—	27,978
Maturities of investments	520,913	243,912
Payments for business combinations, net of cash acquired	(20,903)	—
Net cash used in investing activities	(811,472)	(387,600)
Cash flows from financing activities:
Proceeds from initial public offering and underwriters' exercise of over-allotment option, net of underwriting discounts and commissions	—	815,209
Taxes paid related to net share settlement of equity awards	(6,339)	(432,512)
Proceeds from exercise of stock options	3,589	6,592
Proceeds from issuance of common stock under employee stock purchase plan	28,986	11,064
Payments for deferred offering costs, net	—	(3,545)
Proceeds from issuance of convertible senior notes, net of discount	1,129,875	—
Repayment of debt and related costs	(329,646)	—
Payments for debt discount costs	—	(475)
Payments for debt issuance costs	(1,903)	(233)
Purchase of capped calls related to convertible senior notes	(88,550)	—
Net cash provided by financing activities	736,012	396,100
Effect of exchange rate on cash, cash equivalents, and restricted cash	6,550	898
Net increase (decrease) in cash, cash equivalents, and restricted cash	120,953	(25,971)
Cash, cash equivalents, and restricted cash, beginning of period	193,594	137,059
Cash, cash equivalents, and restricted cash, end of period	$314,547	$111,088

Rubrik, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Reconciliation of GAAP total gross profit to non-GAAP total gross profit:
Total gross profit on a GAAP basis	$282,029	$180,032	$746,328	$421,151
Add: Stock-based compensation expense	4,813	5,955	14,489	61,900
Add: Stock-based compensation from amortization of capitalized internal-use software	697	119	1,455	149
Add: Amortization of acquired intangibles	2,398	923	4,581	2,749
Non-GAAP total gross profit	$289,937	$187,029	$766,853	$485,949
GAAP total gross margin	81%	76%	80%	67%
Non-GAAP total gross margin	83%	79%	82%	77%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Research and development operating expense on a GAAP basis	$97,581	$80,050	$271,503	$451,657
Less: Stock-based compensation expense	29,135	23,088	73,681	275,562
Non-GAAP research and development operating expense	$68,446	$56,962	$197,822	$176,095

Sales and marketing operating expense on a GAAP basis	$193,151	$158,907	$545,129	$706,163
Less: Stock-based compensation expense	29,818	27,468	83,600	301,611
Non-GAAP sales and marketing operating expense	$163,333	$131,439	$461,529	$404,552

General and administrative operating expense on a GAAP basis	$66,780	$65,862	$192,733	$281,248
Less: Stock-based compensation expense	18,701	36,016	72,694	188,802
Non-GAAP general and administrative operating expense	$48,079	$29,846	$120,039	$92,446

Reconciliation of GAAP operating loss to non-GAAP operating income (loss):
Operating loss on a GAAP basis	$(75,483)	$(124,787)	$(263,037)	$(1,017,917)
Add: Stock-based compensation expense	82,467	92,527	244,464	827,875
Add: Stock-based compensation from amortization of capitalized internal-use software	697	119	1,455	149
Add: Amortization of acquired intangibles	2,398	923	4,581	2,749
Non-GAAP operating income (loss)	$10,079	$(31,218)	$(12,537)	$(187,144)

Reconciliation of GAAP net loss to non-GAAP net income (loss):
Net loss on a GAAP basis	$(63,829)	$(130,910)	$(261,862)	$(1,039,931)
Add: Stock-based compensation expense	82,467	92,527	244,464	827,875
Add: Stock-based compensation from amortization of capitalized internal-use software	697	119	1,455	149
Add: Amortization of acquired intangibles	2,398	923	4,581	2,749
Add: Amortization of debt issuance costs	1,080	—	1,655	—
Income tax expenses effect related to the above adjustments	40	(441)	(2,014)	(664)
Non-GAAP net income (loss)	$22,853	$(37,782)	$(11,721)	$(209,822)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Net income (loss) per share - basic and diluted:
GAAP net loss per share, basic and diluted	$(0.32)	$(0.71)	$(1.34)	$(7.27)
Weighted-average shares used to compute GAAP net loss per share, basic and diluted	198,379	183,590	195,001	142,985

Non-GAAP net income (loss) per share, basic	$0.12	$(0.21)	$(0.06)	$(1.47)
Weighted-average shares used to compute non-GAAP net income (loss) per share, basic	198,379	183,590	195,001	142,985

Non-GAAP net income (loss) per share, diluted	$0.10	$(0.21)	$(0.06)	$(1.47)

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	198,379	183,590	195,001	142,985
Add: Effect of potentially dilutive common stock equivalents	15,501	—	—	—
Add: Effect of convertible senior notes	9,218	—	—	—
Weighted-average shares used to compute non-GAAP net income (loss) per share, diluted(1)	223,098	183,590	195,001	142,985
(1) For the periods in which we had non-GAAP net income, the non-GAAP weighted-average shares used in computing non-GAAP net income per share, diluted included (a) the effect of all potentially dilutive common stock equivalents (stock options, restricted stock units, restricted stocks and employee stock purchase rights under our 2024 Employee Stock Purchase Plan, to the extent they are dilutive) and (b) the potential dilutive effect of shares issuable upon conversion of the convertible senior notes using the if-converted method. The capped call transactions entered into in connection with the convertible senior notes had no dilutive impact for any of the periods presented.

The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands, except percentages):

	Three Months Ended October 31,		Nine Months Ended October 31,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$85,484	$23,095	$189,863	$(35,369)
Less: Purchases of property and equipment	(4,739)	(5,069)	(11,087)	(11,296)
Less: Capitalized internal-use software	(3,856)	(2,458)	(11,004)	(6,902)
Free cash flow	$76,889	$15,568	$167,772	$(53,567)
Operating cash flow margin	24%	10%	20%	(6)%
Free cash flow margin	22%	7%	18%	(9)%
Net cash used in investing activities	$(109,760)	$(72,139)	$(811,472)	$(387,600)
Net cash provided by financing activities	$8,914	$11,726	$736,012	$396,100
The following table presents the calculation of Subscription ARR Contribution Margin for the periods presented as well as a reconciliation of (i) non-GAAP subscription cost of revenue to subscription cost of revenue and (ii) non-GAAP operating expenses to operating expenses (in thousands, except percentages):

	Twelve Months Ended October 31,
	2025	2024
Subscription cost of revenue	$216,808	$196,395
Stock-based compensation expense	(16,431)	(45,360)
Stock-based compensation from amortization of capitalized internal-use software	(1,579)	(163)
Amortization of acquired intangibles	(5,505)	(3,672)
Non-GAAP subscription cost of revenue	$193,293	$147,200

Operating expenses	$1,325,125	$1,657,219
Stock-based compensation expense	(310,872)	(769,401)
Non-GAAP operating expenses	$1,014,253	$887,818

Subscription ARR	$1,346,836	$1,002,252
Non-GAAP subscription cost of revenue	(193,293)	(147,200)
Non-GAAP operating expenses	(1,014,253)	(887,818)
Subscription ARR Contribution	$139,290	$(32,766)
Subscription ARR Contribution Margin	10%	(3)%